EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-14833 on Form S-8 and Registration Statement No. 333-41278 on Form S-3 of our reports dated March 7, 2005, relating to the consolidated financial statements of Golden West Financial Corporation and subsidiaries and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Golden West Financial Corporation for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Oakland, California

March 11, 2005

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